Exhibit 10.13.4

4TH AMENDMENT OF LEASE FOR STORAGE

THIS 4TH AMENDMENT OF LEASE FOR STORAGE (“4th Amendment”) is made on October 31, 2000, between T.H.S. Northstar Associates Limited Partnership, a Minnesota limited partnership (“Landlord”), whose address 608 Second Avenue South, Minneapolis, Minnesota 55402 and Eschelon Telecom of Minnesota, Inc., a Minnesota corporation (f/k/a Cady Communications, Inc., f/k/a Fishnet.com, Inc.) (“Tenant”), whose address is 608 Second Avenue South, Suite 167, Minneapolis, Minnesota 55402.

RECITALS

This 4th Amendment is based upon the following recitals:

A.            Landlord and Fishnet.com, Inc., a Minnesota corporation (“Fishnet.com”), entered into a Lease for Storage dated July 30, 1996 (“Lease”), for certain premises known as Suite #SB-52 (“Premises”), containing approximately 840 rentable square feet, at the sub-basement level of the Northstar Center (“NStar Building”), 110 Second Avenue South, Minneapolis, Minnesota 55402.

B.            Landlord and Fishnet.com amended the Lease as follows:

(1)           1st Amendment of Lease for Storage dated March 10, 1998, which, among other matters, extended the Lease Term to March 31, 2003 (“1st Extension”);

(2)           2nd Amendment of Lease for Storage dated March 27, 1998, which, among other matters, expanded the Premises to encompass Suite #SB-50C (“1st Expansion Space”) at the sub-basement level of the Northstar West Building, 625 Marquette Avenue South, Minneapolis, Minnesota 55402 (“NSWest Building”) (incorrectly identified in the 2nd Amendment as being located in the NStar Building), containing approximately 630 rentable square feet; and

(3)           3rd Amendment of Lease for Storage dated April 30, 1999, which, among other matters, (a) further extended the Lease Term to June 30, 2005 (“2nd Extension”) and (b) further expanded the Premises to encompass (i) Suite #SB-50 (“2nd Expansion Space”) at the sub-basement level of the NStar Building, containing approximately 942 rentable square feet, and (ii) Suite #SB-50 (“3rd Expansion Space”) at the sub-basement level of the NSWest Building, containing approximately 666 rentable square feet, for a total Premises of 3,078 rentable square feet;

(the Lease and the 1st, 2nd and 3rd Amendments, collectively, “Lease as amended”).

C.            Tenant is the successor to the tenant’s interest of Fishnet.com under the Lease as amended by operation of law, being the surviving entity of an April 28, 2000, merger between Fishnet.com and Cady Communications, Inc. (n/k/a Eschelon Telecom of Minnesota, Inc.).

D.            Landlord and Tenant desire to further amend the Lease as amended to (1) further expand the Premises, (2) modify the Rent, (3) provide for “collocation of space” agreements, and (4) otherwise amend the Lease as amended accordingly.

THEREFORE, in consideration of the mutual covenants and agreements stated in the Lease as amended and below, and for other sufficient consideration received and acknowledged by each party, Landlord and Tenant agree to amend the Lease as amended as follows:

1.             RECITALS; CAPITALIZED TERMS.

All Recitals are fully incorporated. Except for those terms expressly defined in this 4th Amendment, all initially capitalized terms will have the meanings ascribed to them in the Lease as amended.

2.             4TH & 5TH EXPANSION SPACES.

Effective as of July 1, 2000, the Premises shall be expanded to include two areas known as (a) Suite #SB-60 (“4th Expansion Space”) at the sub-basement level of the NStar Building, consisting of 599 rentable square feet, and (b) Suite #SB-64 (“5th Expansion Space”) at the sub-basement level of the NStar Building, consisting of 940 rentable square feet, both as indicated on the “4th and 5th Expansion Floor Plan”, attached and incorporated as Exhibit A(4). Thereafter, the total Premises shall encompass and be described as “Suites #SB-50, #SB-52, #SB-60, and #SB-64 of the NStar Building and Suites #SB-50 and #SB-50C of the NSWest Building, for a combined Premises of 4,617 rentable square feet, as follows:

Suite #	Building	RSF
SB-52	NStar Building	840
SB-50C	NSWest Building	630
SB-50	NSWest Building	942
SB-50	NStar Building	666
SB-60	NStar Building	599
SB-64	NStar Building	940
	TOTAL	4,617

3.             4TH & 5TH EXPANSION TERM.

The Lease Term as it pertains to the 4th and 5th Expansion Spaces shall commence on July 1, 2000, and shall expire on June 30, 2005 (“4th & 5th Expansion Term”), unless earlier terminated as provided in the Lease as amended.

4.             RENT.

During the 4th & 5th Expansion Term, Rent for the 4th and 5th Expansion Spaces only, shall be as follows:

Period	Annual Amount of Rent per RSF	(a) Monthly Payment of Rent for SB-64	(b) Monthly Payment of Rent for SB-64	(a + b) Total Monthly Payment of Rent for sB-60 & SB-64
7/1/200 to 12/31/2000	$15.00	$748.75	$1,175.00	$1,923.75
1/1/2001 to 12/31/2001	$15.60	$778.70	$1,222.00	$2,000.70
1/1/2002 to 12/31/2002	$16.23	$810.15	$1,271.35	$2,081.50
1/1/2003 to 12/31/2003	$16.88	$842.59	$1,322.27	$2,164.86
1/1/2004 to 12/31/2004	$17.56	$876.54	$1,375.53	$2,252.07
1/1/2005 to 6/30/2005	$18.23	$909.98	$1,430.37	$2,340.35

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5.             DELIVERY OF AND IMPROVEMENTS TO THE 4TH & 5TH EXPANSION SPACES.

Tenant acknowledges and agrees that Tenant will accept the 4th and 5th Expansion Spaces in an “as is” condition and no promises to alter, remodel or improve the 4th and 5th Expansion Spaces, Premises or Building and no representations concerning the condition of the 4th and 5th Expansion Spaces, Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease as amended (including this 4th Amendment). Any improvements to the 4th and 5th Expansion Spaces shall require Landlord’s prior written approval, which shall not be unreasonably withheld or delayed.

6.             COLLOCATION OF SPACE AGREEMENTS.

6.1          Landlord’s Consent.

Notwithstanding any other provision of the Lease as amended but expressly subject to the provisions of Section 6.1 of this 4th Amendment, Landlord agrees to permit Tenant to enter into one or more license relationships with third-parties (“Licensees”) pursuant to collocation of space agreements (“Collocation Licenses”) with respect to the Premises. The Collocation Licenses may grant to a Licensee a license to use and occupy a specified space in the Premises (the “Space”) for the limited purpose of permitting the Licensee to interconnect its telecommunications equipment, computer equipment, racks and/or cabling to the network services of Tenant (“Permissible Use”).

6.2          Conditions to Consent.

Landlord’s consent to the use of the Premises in connection with Collocation Licenses is expressly conditioned on the following:

(a)           all Collocation Licenses shall (1) be limited to the Permissible Use in the Space by the Licensees and (2) expressly and automatically terminate and be of no further force or effect upon the expiration or earlier termination of the Lease as amended;

(b)           Tenant’s use of the Premises shall be restricted to (1) the Tenant’s Use as defined in the Lease as amended and (2) the Permissible Use as defined in Section 6.1 above;

(c)           throughout the Term of the Lease as amended, Tenant shall itself and cause each Licensee to:

(1)           use, occupy, operate and maintain its equipment and the Space only in a dignified, first-class, high grade and reputable manner and in a manner which will not detract from the character, appearance or dignity of the Building; and

(2)           not at any time use or permit the use of the Space in any manner which would (i) in-validate or increase fire, extended coverage, liability or any other insurance on the Building or make such insurance coverage unobtainable from reputable companies at standard rates, (ii) obstruct or interfere with the rights of other tenants or occupants of the Building, (iii) constitute a violation of the laws and requirements of any public authorities or the requirements of any insurance bodies, (iv) impair the proper and economic maintenance, repair and operation of the Building and/or its equipment, facilities or systems, (v) cause, maintain, or permit any nuisance, public or private, in or about the Premises, (vi) commit or permit any waste to be committed in the Premises, (vii) overload, damage, or obstruct any utility lines or heating or air conditioning equipment or systems providing services to the Building or the Premises, (viii) overload the floors in the Premises or in any way affect the structural capacity or design of the Premises or the Building, (ix) violate any of Licensee’s other obligations under the Lease as amended (including this 4th Amendment), (x) violate any negative covenant as to use contained in any other license agreement, lease or similar document with respect to any part of the Building which is in force on the date hereof or with respect to which Tenant is hereafter notified, or (xi) fail to comply with any written rules and regulations, together with revisions or additions thereto, developed and given to Tenant periodically by Landlord.

(d)           Landlord’s consent to Tenant’s Collocation Licenses for and the Permissible Use of the Premises, shall not, except as expressly set forth above, be deemed to (1) operate as a waiver of any provision or condition of the Lease as amended, or (2) modify any provision or condition of the Lease as amended, or (3) operate as a consent to any subsequent provision of the Lease as amended, as to which Tenant must obtain Landlord’s further written consent.

6.3          Additional Provisions.

(a)           Notwithstanding what is set forth herein, Tenant expressly covenants and agrees that:

(1)           except with respect to Collocation Licenses, Tenant may not enter into any lease, sub-lease, license, concession or other agreement for use, occupancy or utilization of the Premises with a third party unless it complies with the assignment and subletting provisions set forth in the Lease as amended; and

(2)           notwithstanding what is set forth in the Lease as amended (including this 4th Amendment), Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

(b)           Landlord acknowledges that Tenant (1) will be receiving payments from Licensees under the Collocation Licenses and (2) has previously entered into Collocation Licenses with Licensees. Tenant agrees that it will promptly amend or cause to be amended any and all such Collocation Licenses in order to comply with the terms and conditions of Section 6.2 and, if necessary, Section 6.3(a)(2) above. Failure of Tenant to strictly comply with each and every term and condition of Section 6 of this 4th Amendment shall be deemed a Default by Tenant under the Lease as amended.

7.             CONFLICTING PROVISIONS.

If any provisions of this 4th Amendment conflict with any of those of the Lease as amended, then the provisions of this 4th Amendment shall govern.

8.             REMAINING LEASE PROVISIONS.

Except as stated in this 4th Amendment, all other viable and applicable provisions of the Lease as amended shall remain unchanged and continue in full force and effect throughout the Lease Term.

9.             BINDING EFFECT.

Landlord and Tenant ratify and confirm the Lease as amended and agree that this 4th Amendment shall bind and inure to the benefit of the parties, and their respective successors, assigns and representatives as of the date first stated.

[Signatures begin on next page.]

AFFIRMING THE ABOVE, the parties have executed this 4TH AMENDMENT OF LEASE FOR STORAGE on the date first stated.

Witnesses:		Tenant:
ESCHELON TELECOM OF MINNESOTA,
INC., a Minnesota corporation

By:	/s/ Suzy Beesley	By:	/s/ Steve Solbrack
Name:		Name:	Steve Solbrack
		Its:	CFO

By:		By:
Name:		Name:
Its:

Witnesses:		Landlord:
T.H.S. NORTHSTAR ASSOCIATES LIMITED PARTNERSHIP, a Minnesota limited partnership
By: TrizecHahn Northstar LLC, a Delaware limited liability company, as general partner
		By:	TrizecHahn Minnesota LLC, a Delaware Limited liability company, as general partner

By:	/s/ Jean M. Wilson	By:	/s/ Cynthia K. Yott
Name:		Name:	Cynthia K. Yott
		Its:	VicePresident & Assistant Secretary

By:	/s/ Mary Cicoafe	By:	/s/ Stephen E. Budorick
Name:		Name:	Stephen E. Budorick
		Its:	Senior Vice President

EXHIBIT A(4)
NORTHSTAR CENTER
4TH EXPANSION SPACE
SUITE #SB-60 & #SB64 AT THE
SUB-BASEMENT LEVEL OF THE NORTHSTAR BUILDING